Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Tom De Weerdt Executive Vice President & CFO Surgical Care Affiliates (847) 267-3502 tom.deweerdt@scasurgery.com	Leslie Wachsman Vice President, Finance & IR Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES THIRD QUARTER 2016 RESULTS

Reiterates 2016 Full Year Adjusted EBITDA-NCI Growth Guidance Range of 13% to 16%

Added Six New Facilities to the Company’s Portfolio in the Third Quarter

Executed Three New Health Plan Partnerships

DEERFIELD, IL – November 1, 2016 – Surgical Care Affiliates, Inc. (NASDAQ: SCAI) (“SCA” or the “Company”), a leading provider of surgical services, today announced results for the third quarter and nine-months ended September 30, 2016.

For the three-months ended September 30, 2016, SCA’s net operating revenue was $322.8 million, an increase of 25.2% over the prior year third quarter. For the third quarter of 2016, net income attributable to SCA was $13.3 million down 88.8% from $118.6 million in the third quarter of 2015.  During the third quarter of 2015, the Company recognized a one-time, non-cash tax valuation allowance release which totaled $106.1 million.  Excluding the one-time tax valuation allowance release in the third quarter of 2015, net income attributable to SCA in the third quarter of 2016 would have grown 6.3%. Adjusted EBITDA less NCI grew to $47.9 million in the third quarter of 2016, a 13.4% increase from the prior year period.

The Company reiterates the 2016 adjusted EBITDA less NCI growth guidance range of 13% to 16% provided in January 2016.  The “Use of Non-GAAP Financial Measures” section of this press release provides important disclosures regarding the Company’s adjusted EBITDA less NCI growth guidance.

“We are pleased with our clinical, strategic and financial performance. Patient care is our first priority, and our success is driven by our outstanding physicians and teammates, who continue to achieve strong clinical quality and patient satisfaction results,” said Andrew Hayek, Chairman and Chief Executive Officer. “From a strategic standpoint, we continue to partner with health plans, medical groups and health systems, and our development pipeline remains strong. We are grateful to our physicians and teammates across the country who are dedicated to outstanding patient care and to building our SCA community.”

Transactions Update

During the third quarter of 2016, the Company acquired six new facilities, four of which are consolidated and two of which are nonconsolidated.  In addition, the Company closed one consolidated facility and sold one equity method facility. Also, during the same period, seven of the Company’s existing facilities converted from nonconsolidated to consolidated. These conversions did not impact total facility count. Since the end of the third quarter, the Company acquired one new consolidated facility that was absorbed into an existing facility.  SCA’s total facility count as of November 1, 2016 is 205.

Strategy Update

SCA continues to partner with health plans, medical groups and health systems to improve surgical delivery.  SCA’s health plan relationships are designed to optimize surgical services, improving both the quality of care and the patient experience, while reducing the total cost of care.  In the third quarter of 2016, the Company entered into two additional agreements with Blue Cross plans that include value-based payments tied to quality, patient experience and cost, similar to the programs we described in our last two earnings calls. One of these agreements enabled us to add a new surgery center partnership in the third quarter, and we are building a pipeline of additional opportunities in both markets.

In addition, the Company is pleased to announce that it has entered into the first phase of a national value-based agreement with a leading health plan. This partnership is focused on improving the quality of care, improving the patient experience and reducing the total cost of care. The agreement is structured in phases over a multi-year implementation period, and it includes multiple specialties, including high acuity case types.  The agreement includes value-based incentives that are tied to quality and patient experience, and the partnership is the culmination of two years of investment in designing measures, structures and engagement models.

SCA’s health system relationships continue to present opportunities to co-invest in surgical networks. In the third quarter, the Company added its ninth facility in partnership with Virtua Health, one of New Jersey’s largest health systems.

The Company also continues to expand its new service offerings, such as total joint replacements and complex spine surgeries. Total joint replacements have more than doubled this year compared to the first nine months of 2015 and we are now performing these high acuity procedures in 37 of our facilities. The migration of these high acuity cases to our facilities results in improved quality, improved patient experience, and lower cost of care.

Third Quarter 2016 Results

GAAP net operating revenues, which excludes revenues from facilities in which SCA owns a noncontrolling interest, increased 25.2% in the third quarter of 2016 to $322.8 million from $257.8 million in the prior year period. This increase was driven both organically, mainly through higher acuity case mix and increased volumes, and inorganically through the addition of new facilities. In addition, the GAAP net operating revenue growth rate for the third quarter was favorably impacted by the conversion of seven facilities from nonconsolidated to consolidated. On a same site basis, GAAP net patient revenue for the third quarter of 2016 increased 2.4% compared to the prior year period.

Systemwide net operating revenues, which includes revenues from all facilities in which SCA has an ownership interest and management fee revenues from managed-only facilities, increased 14.2% in the third quarter of 2016 compared to the prior year period. This increase was driven both organically, mainly through higher acuity case mix and increased volumes, and inorganically through the addition of new facilities. On a same site basis, systemwide net patient revenue for the third quarter of 2016 increased 4.5% compared to the prior year period. Same site systemwide case volume for the third quarter increased 0.8% compared to the prior year period. Management believes systemwide growth metrics are important to understand the true financial performance of the Company because they include all facilities in the Company’s portfolio.

Net income attributable to SCA, which includes non-cash and non-recurring expenses, was $13.3 million for the third quarter of 2016, down 88.8% from $118.6 million in the third quarter of 2015.  During the third quarter of 2015, the Company recognized a one-time, non-cash tax valuation allowance release which totaled $106.1 million.  Excluding the one-time tax valuation allowance release in the third quarter of 2015, net income attributable to SCA in the third quarter of 2016 would have grown 6.3%.

Adjusted EBITDA less NCI, which adds back certain non-cash and non-recurring expenses, increased 13.4% for the third quarter of 2016 to $47.9 million from $42.2 million in the same period of the prior year.

Adjusted net income, which adjusts for certain items that are non-cash or non-recurring in nature, was $16.7 million for the third quarter of 2016, compared to $18.5 million for the same period of the prior year. The decrease in adjusted net income was driven by increased interest and depreciation expense related to an acquisition and additional interest expense related to borrowings under our revolving credit facility.

SCA’s net cash provided by operating activities was $78.2 million for the third quarter of 2016, slightly up from $77.4 million, or 1.0%, in the third quarter of 2015.  For the first nine months of 2016, net cash provided by operating activities was $217.1 million, up 11.8% from the prior year period. Adjusted operating cash flow less distributions to noncontrolling interests was $33.3 million for the third quarter, down 14.3% from $38.9 million in the third quarter of 2015.  For the first nine months of 2016, adjusted operating cash flow less distributions to noncontrolling interests was $96.1 million, up 9.1% from the same period of the prior year.

Full Year 2016 Guidance

For 2016, the Company reiterates the guidance it initially provided in January 2016. The Company continues to expect adjusted EBITDA less NCI growth in 2016 to be in the range of 13% to 16%.

Conference Call Information

SCA will hold a webcast conference call to discuss this release today at 8:00 a.m. Eastern Time. The live webcast of the conference call will be available by accessing http://investor.scasurgery.com.  Following the call, an archived replay of the webcast will be available on the Company’s website for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: our dependence on payments from third-party payers, including governmental healthcare programs, commercial payers and workers’ compensation programs; our inability or the inability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with commercial health plans on favorable terms; significant changes in our payer mix or case mix resulting from fluctuations in the types of cases performed at our facilities; the fact that the Medicare and Medicaid programs provide a significant portion of our revenues and are each particularly susceptible to legislative and regulatory change; the implementation by states of reduced fee schedules and reimbursement rates for workers’ compensation programs; our inability to maintain good relationships with our current health system partners or our inability to enter into relationships with new health system partners; our dependence on physician utilization of our facilities, which could decrease if we fail to maintain good relationships with these physicians; our dependence on the quality of care provided by the physicians who provide medical services at our facilities; the potential reduction in the number of surgical procedures because of physician treatment methodologies and governmental or commercial health insurance controls; our inability to attract new physician investors and to acquire and develop additional surgical facilities on favorable terms; shortages of, or quality control issues with, surgery-related products, equipment and medical supplies that could result in a disruption of our operations; the competition for staffing, shortages of qualified personnel or other factors that drive up labor costs; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial health plan contracts; the fact that our facilities are subject to significant malpractice and related legal claims, and we could be required to pay significant damages in connection with those claims; the adverse effect of current and future economic conditions on volume and case mix; the regulatory, economic and other conditions in certain states in which many of our facilities are concentrated; material changes in Internal Revenue Service revenue rulings, case law or the interpretation of such rulings; the fact that certain of our partnership and operating agreements contain provisions giving rights to our partners and other members that may be adverse to our interests, as well as termination dates that will require us to amend and possibly renegotiate such agreements;  the fact that we may have a special legal responsibility to the holders of ownership interests in the entities through which we own our facilities, which may conflict with, and prevent us from acting solely in, our own best interest; the difficulty in operating and integrating newly acquired or developed facilities; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the loss of the service of our senior management; our reliance on a significant stockholder of ours for guidance and expertise in financial matters; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities and the indenture governing our senior notes; market risks related to interest rate changes; significant loans that we have made to the partnerships and limited liability companies that own and operate certain of our facilities; our liability for certain debt and other obligations of the partnerships and limited liability companies that own and operate certain of our facilities; recognition of impairment on our long-lived assets or equity method investments; our inability to manage and secure our information systems effectively, which could disrupt our operations; our inability to fully realize the value of our net operating loss carry-forwards; adverse impact of weather and other environmental factors beyond our control on our facilities; our inability to predict the long-term impact on us of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, which represents a significant change to the healthcare industry; our failure to comply with numerous federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our obligations to purchase some or all of the ownership interests of our physician partners or renegotiate some of our partnership and operating agreements because of changes to laws or regulations governing physician ownership of our facilities; our failure to comply with a federal criminal law referred to as the Anti-Kickback Statute or the physician self-referral laws; restrictions by federal law on our ability to expand surgical capacity of our surgical hospitals; our being subject to federal and state audits and investigations, including actions for false and improper claims; our failure to comply with Medicare’s conditions for coverage and conditions of participation, which could result in loss of program payment or other government sanctions; ensuring our continued compliance with laws governing the privacy and security of  health information including the Health Insurance Portability and Accountability Act of 1996 or HIPAA, which could require us to expend significant resources and capital; our failure to effectively and timely implement electronic health records systems; our failure to successfully transition to the ICD-10 coding system; efforts to regulate the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities, which could prevent us from acquiring additional facilities, renovating our existing facilities or expanding the breadth of services we offer; our being subject to enforcement action from antitrust authorities; our being subject to constantly evolving healthcare laws and regulations; and the fact that our significant stockholder continues to have significant influence over us and key decisions about our business that could limit other stockholders’ ability to influence the outcome of matters submitted to stockholders for a vote.

The forward-looking statements made in this press release are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, SCA has presented the following non-GAAP financial measures, which management uses to gauge operating performance: adjusted EBITDA less noncontrolling interests (“NCI”), adjusted net income (including adjusted net income per diluted share), and adjusted operating cash flow less distributions to NCI. SCA has also presented adjusted net debt leverage, a non-GAAP financial measure, which management uses to evaluate SCA’s operating performance and financial condition, including SCA’s ability to incur incremental indebtedness. These non-GAAP financial measures exclude various items detailed in the accompanying “Reconciliation of Non-GAAP Financial Measures” at the end of this press release

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance.  We present adjusted EBITDA-NCI and adjusted net income because we believe that they are useful metrics to investors in analyzing our operating performance on the same basis as that used by our management.  Our management believes that adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between fiscal periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business.  Our management likewise believes that adjusted net income can be useful to facilitate comparisons of our operating performance between fiscal periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Similarly, management believes that adjusted operating cash flow less distributions to NCI is a useful liquidity metric, because it excludes certain cash outflows, such as debt modification costs, not related to the normal, recurring operations of our business. You should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), and adjusted operating cash flow less distributions to NCI. Other companies in our industry may calculate adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), and adjusted operating cash flow less distributions to NCI and adjusted net debt leverage differently than we do, limiting their usefulness as comparative measures. Because of these limitations, none of adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), adjusted operating cash flow less distributions to NCI, or adjusted net debt leverage should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the Company’s GAAP financial statements and not to rely on any single financial measure to evaluate our business.

In addition, this press release includes SCA’s projected adjusted EBITDA less NCI for the year ending December 31, 2016. The Company has not reconciled its adjusted EBITDA less NCI guidance for 2016 to the most directly comparable GAAP financial measure, net income, because this cannot be done without unreasonable efforts due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact net income. These items vary from period to period and cannot be reliably predicted or estimated. We expect the variability of these items, including in particular depreciation and amortization, loss (gain) on sale of investments, and asset impairments, to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

As of September 30, 2016, 61 of SCA’s 205 facilities were nonconsolidated. SCA accounts for these facilities using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For nonconsolidated affiliates, our consolidated statements of operations reflect our earnings from such facilities in two line items:

• Equity in net income of nonconsolidated affiliates, which represents SCA’s combined share of the net income of each equity method facility that is based on such equity method facility’s net income and the percentage of such equity method facility’s outstanding equity interests owned by us; and

• Management fee revenues, which represents the Company’s combined income from management fees that are earned from managing the day-to-day operations of the facilities that are not consolidated for financial reporting purposes.

As a result of this accounting treatment in SCA’s reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations.  These systemwide metrics include systemwide net operating revenues growth, same site systemwide net patient revenues growth, systemwide net patient revenues per case growth, same site systemwide net patient revenues per case growth and same site systemwide case volume (day adjusted). Systemwide metrics treat SCA’s nonconsolidated facilities as if they were consolidated and they do not represent actual GAAP operating results of the Company.  The Company includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest). The Company does not include revenues from managed-only facilities in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth. While net patient revenues earned at the nonconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide growth metrics are important to understand the Company’s financial performance because the metrics are used to interpret the sources of our growth and provide a growth metric incorporating the net patient revenues earned by all affiliated facilities, regardless of the accounting treatment.

About Surgical Care Affiliates

SCA (NASDAQ:SCAI), a leader in the outpatient surgery industry, strategically partners with health plans, medical groups and health systems across the country to develop and optimize surgical facilities.  As of September 30, 2016, SCA operated 205 surgical facilities, including ambulatory surgery centers and surgical hospitals, in partnership with approximately 3,000 physicians.  For more information on SCA, visit www.scasurgery.com.

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data

(In millions, except per share data)

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015
Statement of Operations Data:
Net operating revenues:
Net patient revenues	$303.8	$236.9	$843.4	$687.4
Management fee revenues	12.8	15.8	41.0	44.3
Other revenues	6.3	5.1	18.0	13.8
Total net operating revenues	322.8	257.8	902.4	745.6
Equity in net income of nonconsolidated affiliates	12.6	12.3	35.5	36.0
Operating expenses:
Salaries and benefits	108.8	86.3	308.7	254.6
Supplies	76.1	54.6	212.4	155.9
Other operating expenses	54.4	40.5	145.9	115.3
Depreciation and amortization	22.8	16.6	65.5	47.7
Occupancy costs	12.1	9.1	33.7	26.5
Provision for doubtful accounts	5.4	4.3	16.0	12.9
Loss on disposal of assets	0.1	0.1	1.2	0.3
Total operating expenses	279.7	211.3	783.3	613.2
Operating income	55.7	58.7	154.5	168.4
Interest expense	14.8	10.8	40.4	30.4
HealthSouth option expense	—	—	—	11.7
Debt modification expense	—	—	—	5.0
Loss on extinguishment of debt	—	—	—	0.5
Interest income	(5.2)	(0.2)	(13.9)	(0.3)
Gain on sale of investments	(20.2)	(3.4)	(30.2)	(5.0)
Income from continuing operations before income tax expense	66.4	51.5	158.3	126.0
Provision (benefit) for income taxes	7.2	(104.6)	13.5	(96.5)
Income from continuing operations	59.1	156.1	144.8	222.5
Income (loss) from discontinued operations, net of income tax expense	—	1.0	—	(0.7)
Net income	59.1	157.1	144.8	221.9
Less: Net income attributable to noncontrolling interests	(45.8)	(38.4)	(123.3)	(107.8)
Net income attributable to Surgical Care Affiliates	$13.3	$118.6	$21.4	$114.0
Net income per diluted share attributable to SCA	$0.32	$2.90	$0.52	$2.80

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data, continued

(In millions, except number of shares in thousands, per share data and facility count)

	September 30,	December 31,
	2016	2015
Balance Sheet Data (at period end):
Cash and cash equivalents	$41.1	$79.3
Total current assets	302.7	314.9
Total assets	2,427.0	2,001.6

Current portion of long-term debt	38.7	32.5
Total current liabilities	282.8	258.1
Long-term debt, net of current portion	934.5	851.8
Total liabilities	1,308.0	1,185.9

Total Surgical Care Affiliates’ equity	421.9	382.3
Noncontrolling interests — non-redeemable	682.2	411.5
Total equity	1,104.1	793.7

Facilities (at period end):
Consolidated facilities	124	104
Equity method facilities	61	68
Managed-only facilities	20	21
Total facilities	205	193

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015
Net income per share
Net income per diluted share attributable to SCA	$0.32	$2.90	$0.52	$2.80
Number of shares outstanding used to compute net income per diluted share attributable to SCA	41,174	40,921	41,023	40,667

Cash flow data:
Net cash provided by (used in):
Operating activities	$78.2	$77.4	$217.1	$194.1
Investing activities	(80.4)	(22.7)	(178.3)	(99.4)
Capital expenditures	(17.5)	(11.2)	(58.8)	(30.2)
Investments in new businesses	(66.0)	(22.8)	(141.2)	(107.8)
Financing activities	5.5	(38.4)	(77.0)	(9.4)
Distributions to noncontrolling interests	(46.7)	(39.0)	(123.4)	(112.7)

Surgical Care Affiliates, Inc.

Supplemental Information

(Unaudited; in millions, except cases, days, growth rates and per share data)

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015
Consolidated and Equity Method Facility Data:
Net Operating Revenues:
Consolidated facilities	$322.8	$257.8	$902.4	$745.6
Equity method facilities	191.9	192.8	607.0	536.2

Net Patient Revenues:
Consolidated facilities	303.8	236.9	843.4	687.4
Equity method facilities	189.5	190.5	599.4	530.6

Case Volume:
Consolidated facilities	155,160	125,453	431,918	365,061
Equity method facilities	72,817	80,895	238,603	222,223
Systemwide case volume(1)	227,977	206,348	670,521	587,284

Number of work days in the period	64	64	192	191

Consolidated net operating revenues growth	25.2%	19.2%	21.0%	20.7%
Consolidated net patient revenues per case growth	3.7%	5.6%	3.7%	6.8%
Systemwide net operating revenues growth(2)	14.2%	18.2%	17.8%	17.5%
Systemwide net patient revenues per case growth(2)	4.5%	3.6%	3.7%	4.3%
Same site consolidated net patient revenues growth(3)	2.4%	9.5%	3.6%	9.5%
Same site consolidated net patient revenues per case growth(3)	1.6%	5.1%	0.7%	6.8%
Same site systemwide net patient revenues growth(2)(3)	4.5%	8.5%	7.4%	8.0%
Same site systemwide net patient revenues per case growth(2)(3)	3.6%	3.4%	3.1%	4.5%
Same site consolidated case volume growth (day adjusted)(1)(3)	0.7%	4.3%	2.3%	2.6%
Same site systemwide case volume growth (day adjusted)(1)(2)(3)	0.8%	5.0%	3.7%	3.4%

Other Financial Data:
Adjusted EBITDA-NCI(4)(5)	$47.9	$42.2	$137.1	$121.1
Adjusted net income(4)(5)	$16.7	$18.5	$46.3	$53.0
Adjusted net income per diluted share(4)	$0.41	$0.45	$1.13	$1.30

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except number of shares in thousands)

	THREE-MONTHS ENDED		NINE-MONTHS ENDED		TWELVE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015	2016	2015
Adjusted EBITDA-NCI:
Net income	$59.1	$157.1	$144.8	$221.9	$196.2	$282.9
(Minus):
Net income attributable to noncontrolling interests	(45.8)	(38.4)	(123.3)	(107.8)	(172.9)	(151.0)
Net income attributable to SCA	13.3	118.6	21.4	114.0	23.3	131.9
Plus (minus):
Interest expense	14.8	10.6	40.4	30.1	52.0	38.4
Provision (benefit) for income taxes	7.2	(104.6)	13.5	(96.5)	25.6	(93.0)
Depreciation and amortization	22.8	16.6	65.5	47.7	84.0	62.5
Loss from discontinued operations, net	—	(1.0)	—	0.7	0.2	2.3
Equity method amortization expense (6)	0.3	0.2	1.1	0.6	1.9	6.4
Gain on sale of investments	(20.2)	(3.4)	(30.2)	(5.0)	(27.2)	(10.7)
HealthSouth option expense	—	—	—	11.7	—	11.7
Debt modification expense	—	—	—	5.0	—	5.0
Loss on extinguishment of debt	—	—	—	0.5	—	0.5
Asset impairments(7)	4.3	2.2	12.0	4.9	13.9	5.3
Loss on disposal of assets	0.1	0.1	1.2	0.3	2.8	0.2
Stock compensation expense(8)	3.3	2.3	9.3	5.9	11.7	7.3
Other	1.9	0.5	2.9	1.1	3.1	1.1
Adjusted EBITDA-NCI	$47.9	$42.2	$137.1	$121.1	$191.3	$169.1

Adjusted Net Income:
Net income attributable to SCA	$13.3	$118.6	$21.4	$114.0
Plus (minus)
Provision (benefit) for income taxes	7.2	(104.6)	13.5	(96.5)
Noncash interest rate swap fair value adjustment	1.0	(0.3)	0.3	(0.8)
HealthSouth option expense	—	—	—	11.7
Debt modification expense	—	—	—	5.0
Loss on extinguishment of debt	—	—	—	0.5
Asset impairments(7)	4.3	2.2	12.0	4.9
Amortization expense	5.5	3.8	14.7	10.5
Loss from discontinued operations, net	—	(1.0)	—	0.7
Gain on sale of investments	(20.2)	(3.4)	(30.2)	(5.0)
Loss on disposal of assets	0.1	0.1	1.2	0.3
Equity method amortization expense (6)	0.3	0.2	1.1	0.6
Stock compensation expense(8)	3.3	2.3	9.3	5.9
Other	1.9	0.5	2.9	1.1
Adjusted Net Income	$16.7	$18.5	$46.3	$53.0

Number of shares outstanding used to compute Adjusted net income per diluted share	41,174	40,921	41,023	40,667

Adjusted Operating cash flow less distributions to NCI:
Net cash provided by operating activities	$78.2	$77.4	$217.1	$194.1
Plus
Debt modification costs	—	—	—	5.6
Other	1.9	0.5	2.4	1.1
Adjusted operating cash flow	80.1	77.9	219.4	200.8
Distributions to noncontrolling interests of consolidated affiliates	(46.7)	(39.0)	(123.4)	(112.7)
Adjusted operating cash flow less distributions to NCI	$33.3	$38.9	$96.1	$88.1

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except ratios)

	TWELVE-MONTHS ENDED
	SEPTEMBER 30,
	2016		2015
Adjusted Net Debt Leverage(9):
Total indebtedness less cash and cash equivalents
Total indebtedness	$973.2		$807.4
(Minus)
Cash and cash equivalents	(41.1)		(94.1)
Total indebtedness less cash and cash equivalents	$932.1		$713.2

Assumed Adjusted EBITDA-NCI
Adjusted EBITDA-NCI	$191.3		$169.1
(Plus)
Post Fiscal Period-End Estimated EBITDA-NCI of Acquisitions(10)	22.4		10.8
Assumed Adjusted EBITDA-NCI	$213.6		$179.9

Adjusted Net Debt Leverage	4.4	x	4.0	x

              Note: Totals above may not sum due to rounding.

(1)	The number of cases performed at SCA’s consolidated and equity method facilities (does not include managed-only facilities) is a key metric utilized to regularly evaluate performance.
(2)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA includes management fee revenue from managed-only facilities in systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest).

(3)

Same site refers to facilities that were operational in both the current and prior period, as applicable.  SCA does not include revenues from managed-only facilities in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth.

(4)

Represents adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) as computed and used by management. Adjusted EBITDA-NCI means net income before provisions for income tax expense, interest expense, depreciation and amortization, net income (loss) from discontinued operations, equity method amortization expense, gain (loss) on sale of investments, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, gain (loss) on disposal of assets and stock compensation expense less net income attributable to noncontrolling interests. Adjusted net income means net income (loss) attributable to SCA before provisions for income tax, non-cash interest rate swap fair value adjustment, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, amortization expense, net income (loss) from discontinued operations, gain (loss) on sale of investments, gain (loss) on disposal of assets, equity method amortization expense and stock compensation expense. SCA presents adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) because management believes they are useful for investors to analyze SCA’s operating performance on the same basis as that used by management. Management believes adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business. Management believes adjusted net income (including adjusted net income per diluted share) can be useful to facilitate comparisons of SCA’s operating performance between periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) are each considered a “non-GAAP financial measure” under SEC rules and should not be considered a substitute for net income (loss) or net operating income (or net loss per share) as determined in accordance with GAAP. In addition adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) have limitations as analytical tools, including the following:

•

Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect our historical capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	Adjusted EBITDA-NCI does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments under the Company’s credit agreement and indenture;
•	Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect our historical impairments recognized;
•	Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect SCA’s historical amortization expenses; and

•	Adjusted EBITDA-NCI does not reflect income tax expense or the cash requirements to pay taxes.

In addition, you should be aware that there is no certainty that SCA will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA-NCI or adjusted net income (including adjusted net income per diluted share). Other companies in SCA’s industry may calculate adjusted EBITDA-NCI or adjusted net income (including adjusted net income per diluted share) differently than SCA does, limiting their usefulness as comparative measures.

Because of these limitations, neither adjusted EBITDA-NCI nor adjusted net income (including adjusted net income per diluted share) should be considered the primary measure of the operating performance of SCA’s business. The Company strongly encourages you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

(5)

Adjusted EBITDA-NCI for the third quarter of 2016 was $47,904 compared to $42,227 in the third quarter of 2015, a 13.4% increase period over period.  Adjusted net income for the third quarter of 2016 was $16,737 compared to $18,511 in the third quarter of 2015, a 9.6% decrease period over period.

(6)

For the three-months ended September 30, 2016 and September 30, 2015, we recorded $0.3 million and $0.2 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. These expenses are included in Equity in net income of nonconsolidated affiliates in our consolidated financial statements.

(7)	Asset impairments are included in the equity in net income of nonconsolidated affiliates and other operating expenses lines on our consolidated statements of operations.
(8)	Stock compensation expense is included in the salaries and benefits line on our consolidated statements of operations.
(9)

Adjusted net debt leverage is defined as total debt, less cash and cash equivalents, divided by assumed adjusted EBITDA-NCI for the trailing twelve months then ended. Included within assumed adjusted EBITDA-NCI is the EBITDA-NCI for acquisitions for the entire twelve-month period following the date of acquisition (which calculation includes an estimate of EBITDA-NCI for an acquisition for the remaining portion of such twelve-month period that follows the end of the fiscal period for which financial statements are presented).  SCA calculates assumed adjusted EBITDA-NCI for the sole purpose of presenting adjusted net debt leverage.

(10)

Represents an estimate of the EBITDA-NCI for acquisitions for the remaining portion of the applicable twelve-month period that follows the end of the fiscal period for which financial statements are presented.